Exhibit 10.1

Compensation Information for Named Executive Officers

Robert Blum, President & CEO: base salary $595,000; 2015 bonus award $310,500; 2016 target bonus 60% of salary.

Sharon Barbari, Exec. Vice President, Finance & CFO: base salary $412,798; 2015 bonus award $144,983; 2016 target bonus 40% of salary.

Bonnie Charpentier, Sr. Vice President, Regulatory Affairs & Compliance: base salary $318,270; 2015 bonus award $95,983; 2016 target bonus 35% of salary.

David Cragg, Sr. Vice President, Human Resources: base salary $308,202; 2015 bonus award $92,903; 2016 target bonus 35% of salary.

Fady Malik, Exec. Vice President, Research and Development: base salary $449,694; 2015 bonus award $157,941; 2016 target bonus 40% of salary.